Exhibit 99.1   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference May 5, 2017, at 9:30 a.m. CDT.  Listen to the live call via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. Cellular reports first quarter 2017 results

CHICAGO, (May 5, 2017) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $936 million for the first quarter of 2017, versus $969 million for the same period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $26 million and $0.31, respectively, for the first quarter of 2017, compared to $9 million and $0.10, respectively, in the same period one year ago.

“As we outlined at the beginning of 2017, our priorities for the year include protecting our customer base and aggressively promoting our products and services with economically justified offerings,” said Kenneth R. Meyers, U.S. Cellular president and CEO. “We executed on these priorities during the first quarter and made important progress.

“Although we would have liked to have seen more new customer connections, we were very pleased with the continuing loyalty of our existing customers which was reflected in low handset churn.  We also have seen a favorable response to our new Total Plans, including unlimited options, and the recent launch of the Samsung Galaxy S8. Our disciplined approach to promotional activity and our focus on cost management in all parts of the business resulted in a strong increase in profitability this quarter.

“We continued making investments in our high-quality network, moving closer to our first commercial deployment of Voice over LTE technology.  Also, in the recently completed FCC incentive auction, we acquired 600 MHz low-band spectrum in many of our markets which will enable us to better meet our customers’ growing demand for data services over the long-term.”

2017 Estimated Results

U.S. Cellular’s current estimates of full-year 2017 results are shown below.  Such estimates represent management’s view as of May 5, 2017.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2017 Estimated Results
	Current		Previous
(Dollars in millions)
Total operating revenues (1)	$3,800-$4,000		Unchanged
Operating cash flow (1)(2)(3)	$550-$650		$500-$650
Adjusted EBITDA (2)	$700-$800		$650-$800
Capital expenditures	Approx.	$500	Unchanged

The following table provides a reconciliation of Net Income to Operating Cash Flow and Adjusted EBITDA for 2017 estimated results, actual results for the three months ended March 31, 2017, and actual results for the year ended December 31, 2016.  In providing 2017 estimated results, U.S. Cellular has not completed the below reconciliation to net income because it does not provide guidance for income taxes.  Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, U.S. Cellular is unable to provide such guidance.

		Actual Results
	2017 Estimated Results	Three Months Ended March 31, 2017	Year Ended December 31, 2016
(Dollars in millions)
Net income (GAAP)	N/A	$28	$49
Add back:
Income tax expense	N/A	33	33
Income (loss) before income taxes
(GAAP)	$(45)-55	$61	$82
Add back:
Interest expense	110	28	113
Depreciation, amortization and
accretion expense	630	153	618
EBITDA (Non-GAAP)	$695-795	$242	$813
Add back (deduct):
(Gain) loss on license sales and
exchanges, net	(15)	(17)	(19)
(Gain) loss on assets disposals, net	20	4	22
Adjusted EBITDA (Non-GAAP) (2)	$700-800	$229	$816
Deduct:
Equity in earnings of unconsolidated
entities	140	33	140
Interest and dividend income (1)	10	3	6
Other, net	–	(1)	1
Operating cash flow (Non-GAAP) (1)(2)(3)	$550-650	$194	$669

Note: Totals may not foot due to rounding differences.

  Equipment installment plan interest income is reflected as a component of Service revenues consistent with an accounting policy change effective January 1, 2017.  All prior period numbers have been recast to conform to this accounting change.
  Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) is defined as net income adjusted for the items set forth in the reconciliation above.  Operating cash flow is defined as net income adjusted for the items set forth in the reconciliation above.  Adjusted EBITDA and Operating cash flow are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity.  U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future.  Management uses Adjusted EBITDA and Operating cash flow as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate.  Management believes Adjusted EBITDA and Operating cash flow are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.  Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Operating cash flow reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.  The table above reconciles Adjusted EBITDA and Operating cash flow to the corresponding GAAP measure, Net income or Income (loss) before income taxes.
  A reconciliation of Operating cash flow (Non-GAAP) to Operating income (GAAP) for March 31, 2017, actual results can be found on the company's website at investors.uscellular.com.

Conference Call Information

U.S. Cellular will hold a conference call on May 5, 2017 at 9:30 a.m. Central Time.

  Access the live call on the Events & Presentations page of investors.uscellular.com or at https://www.webcaster4.com/Webcast/Page/1145/20933.
  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5 million connections in 23 states. The Chicago-based company had 6,200 full- and part-time associates as of March 31, 2017. At the end of the first quarter of 2017, Telephone and Data Systems, Inc. owned 83 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS

312-592-5379

jane.mccahon@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations of TDS

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about U.S. Cellular, visit:

U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Retail Connections
Postpaid
	Total at end of period	4,455,000	4,482,000	4,484,000	4,490,000	4,454,000
	Gross additions	146,000	187,000	174,000	197,000	215,000
	Feature phones	7,000	7,000	10,000	8,000	9,000
	Smartphones	88,000	109,000	105,000	107,000	124,000
	Connected devices	51,000	71,000	59,000	82,000	82,000
	Net additions (losses)	(27,000)	(2,000)	(6,000)	36,000	45,000
	Feature phones	(19,000)	(21,000)	(20,000)	(21,000)	(25,000)
	Smartphones	(9,000)	(4,000)	(7,000)	8,000	20,000
	Connected devices	1,000	23,000	21,000	49,000	50,000
	ARPU (1)	$45.42	$45.19	$47.08	$47.37	$48.13
	ABPU (Non-GAAP)(2)	$55.82	$55.43	$56.79	$56.09	$56.06
	ARPA (3)	$121.88	$120.67	$125.31	$124.91	$125.36
	ABPA (Non-GAAP)(4)	$149.78	$148.02	$151.16	$147.90	$145.99
	Churn rate (5)	1.29%	1.41%	1.34%	1.20%	1.28%
	Handsets	1.08%	1.23%	1.22%	1.10%	1.18%
	Connected devices	2.55%	2.49%	2.04%	1.84%	2.01%
Prepaid
	Total at end of period	480,000	484,000	480,000	413,000	399,000
	Gross additions	78,000	83,000	132,000	73,000	75,000
	Net additions (losses)	(4,000)	4,000	67,000	14,000	12,000
	ARPU (1)	$33.66	$33.25	$34.39	$34.58	$35.51
	Churn rate (5)	5.69%	5.44%	4.84%	4.86%	5.37%
Total connections at end of period (6)		4,996,000	5,031,000	5,030,000	4,973,000	4,926,000
Market penetration at end of period
Consolidated operating population		32,089,000	31,994,000	31,994,000	31,994,000	31,994,000
Consolidated operating penetration (7)		16%	16%	16%	16%	15%
Capital expenditures (millions)		$61	$171	$103	$93	$79
Total cell sites in service		6,417	6,415	6,374	6,324	6,306
Owned towers		4,041	4,040	4,015	3,988	3,989

(1)

Average Revenue Per User (“ARPU”) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

	▪	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
	▪	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
(2)

Average Billings Per User (“ABPU”) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(3)	Average Revenue Per Account (“ARPA”) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
(4)

Average Billings Per Account (“ABPA”) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(5)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
(6)	Includes reseller and other connections.
(7)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2017	2016	2017 vs. 2016
			Increase (Decrease)
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service[1]	$746	$771	$(25)	(3)%
Equipment sales	190	198	(8)	(4)%
Total operating revenues[1]	936	969	(33)	(3)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	175	184	(9)	(4)%
Cost of equipment sold	228	256	(28)	(11)%
Selling, general and administrative	339	361	(22)	(6)%
Depreciation, amortization and accretion	153	153	–	1%
(Gain) loss on asset disposals, net	4	5	(1)	(28)%
(Gain) loss on license sales and exchanges, net	(17)	–	(17)	N/M
Total operating expenses	882	959	(77)	(8)%

Operating income[1]	54	10	44	>100%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	33	35	(2)	(7)%
Interest and dividend income[1]	3	2	1	44%
Interest expense	(28)	(28)	–	(1)%
Other, net	(1)	1	(2)	(1)%
Total investment and other income[1]	7	10	(3)	(21)%

Income before income taxes	61	20	41	>100%
Income tax expense	33	11	22	>100%
Net income	28	9	19	>100%
Less: Net income attributable to noncontrolling interests, net of tax	2	–	2	>100%
Net income attributable to U.S. Cellular shareholders	$26	$9	$17	>100%

Basic weighted average shares outstanding	85	84	1	1%
Basic earnings per share attributable to U.S. Cellular shareholders	$0.31	$0.10	$0.21	>100%

Diluted weighted average shares outstanding	86	85	1	1%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.31	$0.10	$0.21	>100%

(1)

Equipment installment plan interest income is reflected as a component of Service revenues consistent with an accounting policy change effective January 1, 2017.  All prior period numbers have been recast to conform to this accounting change.

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2017	2016
(Dollars in millions)
Cash flows from operating activities
Net income	$28	$9
Add (deduct) adjustments to reconcile net income to cash flows from operating activities
Depreciation, amortization and accretion	153	153
Bad debts expense	24	19
Stock-based compensation expense	7	5
Deferred income taxes, net	1	4
Equity in earnings of unconsolidated entities	(33)	(35)
Distributions from unconsolidated entities	11	14
(Gain) loss on asset disposals, net	4	5
(Gain) loss on license sales and exchanges, net	(17)	–
Changes in assets and liabilities from operations
Accounts receivable	26	15
Equipment installment plans receivable	(44)	(41)
Inventory	(3)	(2)
Accounts payable	(78)	43
Customer deposits and deferred revenues	(10)	(6)
Accrued taxes	22	30
Accrued interest	9	9
Other assets and liabilities	(39)	(59)
Net cash provided by operating activities	61	163

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(88)	(103)
Cash paid for licenses	(3)	–
Cash received from divestitures and exchanges	16	2
Other investing activities	–	(1)
Net cash used in investing activities	(75)	(102)

Cash flows from financing activities
Repayment of long-term debt	(3)	(3)
Common shares reissued for benefit plans, net of tax payments	3	1
Common shares repurchased	–	(2)
Net cash used in financing activities	–	(4)

Net increase (decrease) in cash and cash equivalents	(14)	57

Cash and cash equivalents
Beginning of period	586	715
End of period	$572	$772

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31,	December 31,
	2017	2016
(Dollars in millions)
Current assets
Cash and cash equivalents	$572	$586
Accounts receivable from customers and others, net	705	727
Inventory, net	141	138
Prepaid expenses	85	84
Other current assets	21	23
Total current assets	1,524	1,558

Assets held for sale	5	8

Licenses	1,895	1,886
Goodwill	370	370
Investments in unconsolidated entities	434	413

Property, plant and equipment
In service and under construction	7,742	7,712
Less: Accumulated depreciation and amortization	5,365	5,242
Property, plant and equipment, net	2,377	2,470

Other assets and deferred charges	419	405

Total assets	$7,024	$7,110

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31,	December 31,
	2017	2016
(Dollars and shares in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$11	$11
Accounts payable
Affiliated	9	12
Trade	208	309
Customer deposits and deferred revenues	180	190
Accrued taxes	58	39
Accrued compensation	43	73
Other current liabilities	78	84
Total current liabilities	587	718

Deferred liabilities and credits
Deferred income tax liability, net	827	826
Other deferred liabilities and credits	311	302

Long-term debt, net	1,616	1,618

Noncontrolling interests with redemption features	1	1

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,529	1,522
Treasury shares	(132)	(136)
Retained earnings	2,185	2,160
Total U.S. Cellular shareholders' equity	3,670	3,634

Noncontrolling interests	12	11

Total equity	3,682	3,645

Total liabilities and equity	$7,024	$7,110

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)

Free Cash Flow
	Three Months Ended
	March 31,
	2017	2016
(Dollars in millions)
Cash flows from operating activities (GAAP)	$61	$163
Less: Cash paid for additions to property, plant and equipment	88	103
Free cash flow (Non-GAAP) (1)	$(27)	$60

(1)

Management uses Free cash flow as a liquidity measure and it is defined as Cash flows from operating activities less Cash paid for additions to property, plant and equipment.  Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after Cash paid for additions to property, plant and equipment.

Postpaid ABPU and Postpaid ABPA

U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment sales revenues received from customers.

For the Quarter Ended	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$608	$607	$635	$636	$639
Average number of postpaid connections	4.46	4.48	4.49	4.48	4.43
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$45.42	$45.19	$47.08	$47.37	$48.13

Calculation of Postpaid ABPU
Postpaid service revenues	$608	$607	$635	$636	$639
Equipment installment plan billings	139	138	131	118	105
Total billings to postpaid connections	$747	$745	$766	$754	$744
Average number of postpaid connections	4.46	4.48	4.49	4.48	4.43
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$55.82	$55.43	$56.79	$56.09	$56.06

Calculation of Postpaid ARPA
Postpaid service revenues	$608	$607	$635	$636	$639
Average number of postpaid accounts	1.66	1.68	1.69	1.70	1.70
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$121.88	$120.67	$125.31	$124.91	$125.36

Calculation of Postpaid ABPA
Postpaid service revenues	$608	$607	$635	$636	$639
Equipment installment plan billings	139	138	131	118	105
Total billings to postpaid accounts	$747	$745	$766	$754	$744
Average number of postpaid accounts	1.66	1.68	1.69	1.70	1.70
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$149.78	$148.02	$151.16	$147.90	$145.99